Exhibit 99(1)

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO TITLE 18,
UNITED STATES CODE, SECTION 1350, AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Worthington Industries, Inc. (the “Company”) on Form 10-Q for the period ended February 28, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John P. McConnell, Chairman and Chief Executive Officer of the Company, certify, pursuant to Title 18, United States Code, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John P. McConnell* Printed Name: John P. McConnell Title: Chairman and Chief Executive Officer Date: April 14, 2003

*A signed original of this written statement required by Section 906 has been provided to Worthington Industries, Inc. and will be retained by Worthington Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.